Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Post-effective Amendment No. 1 to Registration Statement on Form S-8 (Nos. 333-199860, 333-202765, 333-210050, 333-216543, 333-223497, 333-230103, 333-237036, 333-238895, 333-265377, and 333-279962) of Xenon Pharmaceuticals Inc. of our report dated February 26, 2026 relating to the financial statements and the effectiveness of internal control over financial reporting, which appears in Xenon Pharmaceuticals Inc.'s Annual Report on Form 10-K for the year ended December 31, 2025.

/s/ PricewaterhouseCoopers LLP
Boston, Massachusetts
June 3, 2026